                                                                     Exhibit 3.1

                          Certificate of Incorporation

                                       of

                              NBC Acquisition Corp.

            THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

            1. The name of the Corporation is NBC Acquisition Corp.

            2. The address of the Corporation's registered office in the State of Delaware is: 32 Loockerman Square, Suite L-100, Dover, Delaware 19901 (County of Kent). The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

            3. The nature of the business or the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of Common Stock and the par value of each such share is $0.01.

            The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote or consent of the holders of a majority of the stock of the Corporation entitled to vote.

            5. The names and mailing addresses of the initial board of directors of the Corporation are as follows:

     NAME                           MAILING ADDRESS
     ----                           ---------------
Lou Mischianti                      NBC Acquisition Corp.

                                    Metro Center
                                    One Station Place
                                    Stanford, CT  06902
                                    NBC Acquisition Corp.
                                    Metro Center
                                    One Station Place

Jeff Kwit                           Stamford, CT  06902

            6. Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

            7. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal Bylaws made by the Board of Directors.

            8. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director of the Corporation. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            9. The incorporator of the Corporation is Eliezer M. Helfgott, whose mailing address is 1301 Avenue of the Americas, New York, New York 10019.

            IN WITNESS WHEREOF, I have executed this Certification of Incorporation this 1st day of June, 1995.



                                       /s/ Eliezer M. Helfgott
                                       -----------------------------------
                                       Eliezer M. Helfgott
                                       Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NBC ACQUISITION CORP.

            THE UNDERSIGNED, being President and Secretary of NBC ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

            FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted the resolution set forth below proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

            RESOLVED, that the first paragraph of Article 4 of the Certificate of Incorporation of NBC Acquisition Corp. be amended and restated to read in its entirety as follows:

            4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares of Common Stock, consisting of (a) 4,500,000 shares of Class A Common Stock, par value $0.01 per share and (b) 500,000 shares of Class B Common Stock, par value $0.01 per share.

            All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

            A. Voting Rights.

                  1. Class A Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder. Except as otherwise provided by law, the Class A Common Stock shall possess full and complete voting power for the election of directors.

                  2. Class B Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Class B Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into Class A Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of Class B Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (2) of this Section A and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Class B Common Stock.

            B. Dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock, share and share alike; provided, that (i) in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, so securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if the dividends consists of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.

            C. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

            D. Conversion.

                  1. Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section D, any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Class A Common Stock held by such stockholder into the same number of shares of Class B Common Stock.

                  2. Conversion of Class B Common Stock. Subject to and upon compliance with the provisions of this Section D, each record holder of Class B Common Stock shall be entitled at any item and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's option, to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that Class B Common Stock constituting Restricted Stock (defined below) with respect to a particular Regulated Stockholder may not be converted into Class A Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Class A Common Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Class A Common Stock which such Regulated Stockholder reasonably determines it and its Affiliates (defined below) may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or is Affiliates; and, provided, further, that each holder of Class B Common Stock may convert such shares into Class A Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Class A Common Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Class B Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

                  3. Conversion Procedure. Each conversion of shares of Common Stock of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency or the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to paragraph (4) of this Section D, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to paragraph
      (4) of this Section D below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section D, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

            Notwithstanding any provision of this Section D to the contrary, each holder of Class B Common Stock shall be entitled to covert shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class B Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Class B Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class B Common Stock.

                  4. Notice of Conversion to Other Regulated Stockholders; Deferral. The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this paragraph (4) of this Section D), unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty
      (20) days (the "Deferred Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Class A Common Stock, it shall notify the Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph
      (4) of this Section D at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this paragraph (4) of this Section D, the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.

            E. Miscellaneous.

                  1. Restrictions on Redemptions, Etc. The Corporation shall not redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would own more than 4.99% of any class of voting securities of the Corporation (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder) or more than 24.99% of the total equity of the Corporation or more than 24.99% of the total value of all capital stock and subordinated debt of the Corporation (in each case determined by assuming such Regulated Holder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities).

                  2. Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Common Stock or the Class B Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

            In case of any reorganization, reclassification or change of shares of the Class A Common Stock or Class B Common Stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification of change of outstanding shares of Class A Common Stock or Class B Common Stock), each holder of a share of Class A Common Stock or Class B Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Class A Common Stock or Class B Common Stock into which such shares of Class A Common Stock or Class B Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock and Class B Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such shares of Class A Common Stock or Class B Common Stock into which such Class A Common Stock or Class B Common Stock might have been converted immediately prior to such event.

                  3. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Class A Common Stock and Class B Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock which may be converted.

                  4. No Charge. The issuance of certificates for shares of any class of Common Stock (upon conversion of shares of any other class of Common Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted.

                  5. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will represent such number of shares of such class as requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. Subject to any other restrictions on transfer to which such holder or such shares may be bound, the Corporation will also register such new certificate in such name as requested by the holder of the surrendered certificate.

                  6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  7. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

            F. Definitions. As used herein, the following terms shall have the meanings shown below:

                  1. "Affiliate" shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  2. "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent

      (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).

                  3. "Person" or "person" shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

                  4. "Regulated Stockholder" shall mean any stockholder (i) that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation) ("Regulation Y") and (ii) that holds shares of Common Stock of the Corporation and (iii) that the provided written notice to the Corporation of its status as a "Regulated Stockholder" hereunder.

                  5. "Restricted Stock" means, with respect to any Regulated Stockholder, any outstanding shares of Class A Common Stock and/or Class B Common Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and provided, further, that the Corporation shall have no responsibility for determining whether any outstanding shares of Common Stock and/or Class A Common Stock and/or Class B Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

            SECOND: That this amendment has been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware by consent of the stockholders of the Corporation obtained in lieu of a special meeting of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware following the adoption of a resolution by the Corporation's Board of Directors setting forth the amendment and declaring its advisability.

            IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of to be hereunto affixed this 29th day of August, 1995.

                                       NBC ACQUISITION CORP



                                       By: /s/ Louis J. Mischianti
                                           -------------------------------------
                                           Louis J. Mischianti
                                           President

ATTEST



By: /s/ Jeffrey Kwit
    ---------------------------
    Jeffrey Kwit
    Secretary

                              CERTIFICATE OF MERGER

                                       OF

                                NBC MERGER CORP.

                                      INTO

                              NBC ACQUISITION CORP.


                UNDER SECTION 251 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

      Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), NBC Acquisition Corp., a Delaware corporation (the "Company"), hereby certifies to the following information relating to the merger (the "Merger") of NBC Merger Corp., a Delaware corporation (the "Merging Company"), into the Company:

      FIRST: That the names and states of incorporation of the Company and the Merging Company, which are the constituent corporations in the Merger (the "Constituent Corporations"), are as follows:

            Name                             State
            ----                             -----
            NBC Acquisition Corp.            Delaware
            NBC Merger Corp.                 Delaware

      SECOND: That the Agreement and Plan of Merger dates as of January 6, 1998 (the "Merger Agreement") between the Constituent Corporations and the Executing Shareholders (as defined therein) setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of section 251 of the DGCL.

      THIRD: That NBC Acquisition Corp. is the corporation that will survive the Merger (the "Surviving Corporation").

      FOURTH: That the Certificate of Incorporation of the Surviving Corporation is hereby amended as follows:

      (i) Article Fourth is amended to read in its entirety as follows: "The total number of shares of stock that this corporation shall have authority to issue is five million (5,000,000) shares of Class A Common Stock, $.01 par value per share ("Common Stock"). Each share of Common Stock shall be entitled to one vote."

      Except to the extent amended hereby, the provisions of the Certificate of Incorporation of the Surviving Corporation shall remain unmodified and in full force and effect.

      FIFTH: That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is: c/o Haas Wheat & Partners Incorporated, 300 Crescent Court, Suite 1700, Dallas, Texas 75201.

      SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

      SEVENTH: That this Certificate of Merger shall be effective on February 13, 1998.

      IN WITNESS WHEREOF, NBC Acquisition Corp. has cause this certificate to be signed by its President this 13th day of February, 1998


                                      NBC ACQUISITION CORP.


                                      By: /s/ Douglas D. Wheat
                                          --------------------------------------
                                          Vice President

ATTEST:



By: /s/ H Scurry Johnson
    ---------------------------
    Secretary